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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 of Kuhlman Corporation of our reports dated June 16, 1997 and April 30, 1997 appearing in the Annual Report on Form 11-K of the Coleman Cable Systems, Inc. 401(k) Plan for the fiscal year ended December 31, 1996 and the six months ended December 31, 1995, and to all references to our firm included in this registration statement.


/s/ Walsh Cenko & Haynes, P.C.
Walsh Cenko & Haynes, P.C.
Bloomfield Hills, Michigan
July 30, 1997